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                                                                 EXHIBIT 23.5

                          [CROCKETT & FISH LETTERHEAD]


January 9, 1996


George Wallace, President
Micro Therapeutics Inc.
1062 F Calle Negocio
San Clemente, CA 92673

714-361-0616
714-361-0210


Subj:   Consent of Crockett & Fish

Dear Mr. Wallace:

        The firm of Crockett & Fish consents to the inclusion in the Micro Therapeutics, Inc. Registration Statement on Form SB-2, and any amendments thereto, of our name and the statements therein with respect to us, as appearing under the heading "Experts."


                                        Sincerely,

                                        /s/ K. DAVID CROCKETT
                                        ---------------------------------
                                        K. David Crockett, Esq.